PHILADELPHIA CONSOLIDATED HOLDING CORP.
FOURTH QUARTER AND YEAR END RESULTS
December 31, 2006
FEBRUARY 16, 2007 PRESS RELEASE
Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the quarter ended December 31, 2006 increased 155.4% to $73.8 million ($1.00 diluted earnings per share and $1.05 basic earnings per share) from $28.9 million ($0.39 diluted and $0.42 basic earnings per share) for the quarter ended December 31, 2005. After-tax net realized investment losses for the quarter ended December 31, 2006 were $0.1 million ($0.00 diluted loss per share) versus $1.7 million ($0.02 diluted loss per share) for the quarter ended December 31, 2005. Gross written premiums for the quarter ended December 31, 2006 increased 19.7% to $367.3 million from $306.9 million for the same quarter in 2005, and the combined ratio for the quarter ended December 31, 2006 was 70.9% compared to 74.2% for the quarter ended December 31, 2005. The Company’s book value per share at December 31, 2006 increased 39.8% to $16.48 from $11.79 at December 31, 2005.
Financial results for the fourth quarter of 2006 included a $13.2 million pre-tax ($8.6 million after-tax, or $0.12 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
Net income for the year ended December 31, 2006 increased 84.3% to $288.8 million ($3.93 diluted earnings per share and $4.14 basic earnings per share), compared to $156.7 million ($2.14 diluted earnings per share and $2.29 basic earnings per share) for the year ended December 31, 2005. After-tax net realized investment losses for the year ended December 31, 2006 were $6.4 million ($0.09 diluted loss per share) versus $6.2 million of after-tax realized gains ($0.08 diluted earnings per share) for the year ended December 31, 2005. Gross written premiums for the year ended December 31, 2006 increased 18.0% to $1,493.2 million from $1,264.9 million for the year ended December 31, 2005, and the combined ratio for the year ended December 31, 2006 was 69.0%, compared to 78.6% for the year ended December 31, 2005.
Financial results for the year ended December 31, 2006 included a $91.4 million pre-tax ($59.4 million after-tax, or $0.81 diluted earnings per share) benefit from a decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
James J. Maguire, Jr., CEO, said, “I am extremely pleased with our quarterly results. Once again we have validated our differentiated business model by producing superior growth and underwriting profit as compared to our peer companies. Pricing levels have stabilized, although there has been increased competition for larger accounts and certain non-coastal property business. During the quarter we continued to renew in excess of 90% of our commercial business, and new business opportunities remain plentiful. I thank our more than 1,200 employees for executing at a high level throughout the year, and I anticipate that we will have continued success in 2007.”

Press Release
February 16, 2007

The Company will hold its quarterly conference call to discuss fourth quarter and year end 2006 results today at 3:00 PM EST. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 289-0544.
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xi) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, PHLY designs, markets, and underwrites commercial property/casualty, personal lines and professional liability insurance products incorporating value added coverages and services for select industries. The Company, whose commercial and personal lines subsidiaries are rated A+ (Superior), and A- (Excellent), respectively, by A.M. Best Company, is nationally recognized as a member of Ward’s Top 50 and Forbes’ Platinum 400 list of America’s Best Big Companies, the organization has 38 offices strategically located across the United States to provide superior service.
CONTACT: Investor Relations: Joseph Barnholt, Assistant Vice President, +1-610-617-7626, jbarnholt@phlyins.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of
	December 31, 2006	December 31, 2005
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $2,136,231 AND $1,778,215)	$2,129,609	$1,761,530
EQUITY SECURITIES AT MARKET (COST $259,184 AND $160,926)	304,033	173,455

TOTAL INVESTMENTS	2,433,642	1,934,985
CASH AND CASH EQUIVALENTS	108,671	74,385
ACCRUED INVESTMENT INCOME	20,083	18,095
PREMIUMS RECEIVABLE	346,836	286,778
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	272,798	396,248
DEFERRED INCOME TAXES	26,657	31,893
DEFERRED ACQUISITION COSTS	158,805	129,486
PROPERTY AND EQUIPMENT, NET	26,999	23,886
OTHER ASSETS	44,046	32,070

TOTAL ASSETS	$3,438,537	$2,927,826

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,283,238	$1,245,763
UNEARNED PREMIUMS	759,358	631,468

TOTAL POLICY LIABILITIES AND ACCRUALS	2,042,596	1,877,231
FUNDS HELD PAYABLE TO REINSURER	—	39,221
PREMIUMS PAYABLE	66,827	58,839
OTHER LIABILITIES	161,847	136,039

TOTAL LIABILITIES	2,271,270	2,111,330

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 70,848,482 AND 69,266,016 SHARES ISSUED AND OUTSTANDING	376,986	332,757
NOTES RECEIVABLE FROM SHAREHOLDERS	(17,074)	(7,217)
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	24,848	(2,702)
RETAINED EARNINGS	782,507	493,658

TOTAL SHAREHOLDERS’ EQUITY	1,167,267	816,496

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,438,537	$2,927,826

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
REVENUE:
NET EARNED PREMIUMS	$307,596	$261,986	$1,169,302	$976,647
NET INVESTMENT INCOME	26,127	17,866	91,699	63,709
NET REALIZED INVESTMENT GAIN (LOSS)	(79)	(2,582)	(9,861)	9,609
OTHER INCOME	927	84	2,630	1,464

TOTAL REVENUE	334,571	277,354	1,253,770	1,051,429

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	143,999	252,595	497,288	711,706
NET REINSURANCE RECOVERIES	(12,913)	(132,721)	(29,076)	(207,700)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	131,086	119,874	468,212	504,006
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	86,861	74,443	338,267	263,759
OTHER OPERATING EXPENSES	3,993	2,033	12,637	17,124
GOODWILL IMPAIRMENT LOSS	—	25,724	—	25,724

TOTAL LOSSES AND EXPENSES	221,940	222,074	819,116	810,613

INCOME BEFORE INCOME TAXES	112,631	55,280	434,654	240,816

INCOME TAX EXPENSE (BENEFIT):
CURRENT	38,956	22,106	155,404	89,510
DEFERRED	(106)	4,287	(9,599)	(5,382)

TOTAL INCOME TAX EXPENSE	38,850	26,393	145,805	84,128

NET INCOME	$73,781	$28,887	$288,849	$156,688

PER AVERAGE SHARE DATA:
NET INCOME — BASIC	$1.05	$0.42	$4.14	$2.29

NET INCOME — DILUTED	$1.00	$0.39	$3.93	$2.14

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	70,029,636	69,041,580	69,795,947	68,551,572
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	3,887,446	4,925,142	3,674,121	4,533,807

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	73,917,082	73,966,722	73,470,068	73,085,379